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                                                                   Exhibit 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-46370) and on Form S-3 (No. 333-79837) of New Valley Corporation of (i) our report dated March 27, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K and (ii) our report dated March 27, 2001 relating to the financial statements of Western Realty Development LLC incorporated by reference as
Exhibit 99 in this Form 10-K.


PricewaterhouseCoopers LLP

Miami, Florida
March 27, 2001